UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K/A
(Amendment No. 3)

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2016

TERADATA CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10000 Innovation Drive
Dayton, Ohio 45342
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 26, 2016, Teradata Corporation (“Teradata” or the “Company”) filed a Current Report on Form 8-K/A updating the estimates for the Company’s plan to realign Teradata’s business by reducing its cost structure and focusing on the Company’s core Data and Analytics business. This business transformation includes exiting the Marketing Applications business and rationalizing costs.
This Form 8-K/A amends the February 26, 2016, Form 8-K/A to include an updated estimate of charges the Company expects to incur in connection with the business transformation. Except as described below, all other information in the February 26, 2015 Form 8-K/A remains unchanged. Accordingly, this Form 8-K/A should be read in conjunction with the Company's Form 8-K filed on November 5, 2015 and Form 8-K/A filed on February 26, 2016.
Item 2.05    Costs Associated with Exit or Disposal Activities.
The Company now estimates that it will incur costs and charges in the range of approximately $265 to $315 million related to the business transformation, consisting primarily of the following types of items:

•	$13 to $17 million for employee severance and other employee-related costs,

•	$220 to $258 million charge for asset write-downs, and

•	$32 to $40 million for professional services, legal and other associated costs.
The Company expects to incur most of these costs and charges in 2015 and 2016, and approximately $45 to $57 million are expected to be cash expenditures with the remaining expected to be non-cash charges associated with asset write-downs. In addition to the costs and charges incurred above, the Company expects to make cash payments in the range of approximately $34 to $44 million for employee severance that will not have a material impact on its Statement of Operations due to Teradata accounting for its postemployment benefits under Accounting Standards Codification 712, Compensation - Nonretirement Postemployment Benefits, which uses actuarial estimates and defers the immediate recognition of gains or losses. The Company continues to expect these actions related to the business transformation will be completed during 2016 and 2017.

Safe Harbor Statement
This Current Report on Form 8-K/A contains “forward-looking statements”, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Current Report on Form 8-K/A which addresses activities, events or developments that the Company expects or anticipates will or may occur in the future, including all statements about the expected future impacts of the business transformation, are forward-looking statements. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in the Press Release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; failure to realize the anticipated benefits of our business transformation program, divestitures, or other restructuring and cost saving initiatives; the completion of the sale of Teradata's marketing applications business; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the Company’s accounting policies; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the Company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual reports to stockholders. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: April 22, 2016	By:	/s/ Stephen M. Scheppmann
Stephen M. Scheppmann
Executive Vice President and Chief Financial Officer